UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor

San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2008, the Board of Directors of the Company awarded 41,904 restricted shares to Bradley P. Griggs, the Company’s Executive Vice President, Development. The restricted shares vest annually over a 4-year period. Through 2005, Mr. Griggs participated in a program that provided long-term incentive based on development of assets with returns above a company-approved, market-specific hurdle rate as established by the Board. Awards were expected to be granted for certain remaining development assets under this program, which were underway prior to 2005. The June 2, 2008 award replaces Mr. Griggs rights to future awards under that program and was made on the same terms as made available to all other current employees of the Company who participated in the developer long-term incentive awards program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ KERRY FANWICK
KERRY FANWICK
SVP and General Counsel

Date: June 4, 2008